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                                                                   EXHIBIT 23.04

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 12, 2000 with respect to the consolidated financial statements of Seagate Technology, Inc. included in the Joint Proxy Statement of Seagate Technology, Inc. and VERITAS Software Corporation that is made part Amendment No. 1 to the Registration Statement (Form S-4 No. 333-41318) and Prospectus of VERITAS Software Corporation for the registration of shares of its common stock.

                                            /s/ Ernst & Young LLP


San Jose, California
August 29, 2000